UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d) (2))

☐	Definitive Information Statement

Friendable, Inc.

(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF FRIENDABLE INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

FRIENDABLE, INC.

 NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the following action has been approved pursuant to the written consent of the holders of a majority of the voting power of the outstanding common stock of Friendable Inc., a Nevada corporation (the “Company ,” “ we ,” “ us ,” or “ our ”) dated July 19, 2022, in lieu of a special meeting of the stockholders and in accordance with Nevada Revised Statutes 78.320:

A.	To effect a reverse split of the Company’s common stock on the basis of 500 (Five Hundred) common shares for 1 (One) new common share.

B.	To amend the Company’s Articles of Incorporation, to change the number of authorized shares of common stock of the Company to 7,500,000,000, $0.0001 par value, following the reverse split.

Stockholders of record at the close of business on July 22, 2022 (the “Record Date”), are entitled to receive a copy of this information statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the amendments described will be effected on or before the close of business on August 31, 2022.

The Information Statement is also available at www.friendable.com. This website also includes copies of the Information Statement and the Annual Report to stockholders for the year ended December 31, 2021. Stockholders may also request a copy of the Information Statement and the Company’s Annual Report by contacting our main office at (855) 473-7473.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

By order of the Board of Directors of Friendable, Inc.

August 1, 2022	By:	/s/ Robert Rositano, Jr.
Robert Rositano, Jr.
Chief Executive Officer, Secretary, and Director

FRIENDABLE, INC.

1821 S Bascom Ave., Suite 353

Campbell, California 95008

INFORMATION STATEMENT

This Information Statement is being mailed on or about August 11, 2022, to the holders of record at the close of business on July 22, 2022 (the “Record Date”) of shares of the common stock of Friendable, Inc., a Nevada corporation, in connection with actions taken by the holders of a majority of our outstanding common stock as follows:

A.	To effect a reverse split of the Company’s common stock on the basis of 500 (Five Hundred) common shares for 1 (One) new common share.

B.	To amend the Company’s Articles of Incorporation, to change the number of authorized shares of common stock of the Company to 7,500,000,000, $0.0001 par value, following the reverse split.

The action above was approved on August 1, 2022 by three holders of our convertible preferred stock (on a fully diluted, as converted basis) and our common stock par value $0.0001 per share, representing a majority of our issued and outstanding Common Stock, as of such date, by execution of a written consent in lieu of a special meeting of stockholders (the “Majority Stockholder Consent”), approving the above matter, which had previously been approved by the Board of Directors of the Company on August 1, 2022, and recommended to be presented to the majority stockholders for their approval.

Under NRS 78.385 and NRS 78.390, and in accordance with the Bylaws of the Company, all activities requiring stockholder approval may be taken by obtaining the written consent and approval of more than 50.1% of the holders of voting stock in lieu of a meeting of the stockholders. Because the shareholders are entitled to cast a vote representing more than 50.1% of the total issued and outstanding voting capital stock of the Company on the Record Date, no action by the minority stockholders in connection with the Action is required.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under Nevada Law are afforded to the Company’s stockholders as a result of the approval of the actions set forth above.

Vote Required

The number of votes cast in favor of the action described above had to exceed 50% of the issued and outstanding shares entitled to vote thereon. As of the date of the Majority Stockholder Consent, the Company had outstanding 3,490,137,621 shares of common stock. The majority stockholders voted more than 50.1% of our voting shares via the Majority Stockholder Consent, to approve the actions described above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power  plus  any shares which such person or entity has the right to acquire within sixty (60) days of the Record date through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders.  The holders of preferred stock are entitled to cast votes equal to the number of votes equal to the number of whole shares of common stock into which the shares of Series A Preferred Stock held by such holder are convertible. The total aggregate issued shares of Series A Preferred Stock at any given time regardless of their number shall be convertible into the number of shares of common stock which equals nine (9) times the total number of shares of common stock which are issued and outstanding at the time of any conversion, at the option of the preferred holders or until the closing of a Qualified Financing (i.e. the sale and issuance of our equity securities that results in gross proceeds in excess of $2,500,000) at one time or in the same round. As a result of the Titan Iron Ore Corp. and iHookup merger transaction, the former iHookup (former name of Friendable, Inc.) stockholders received a controlling interest in the Company due to the voting rights of the Series A Preferred Stock being connected to their super-majority conversion rights.

The following tabulation shows, as of Record Date, the number of shares of voting stock owned beneficially by: (i) all persons known to be the holders of more than five percent (5%) of voting securities, (ii) Directors, (iii) Executive Officers and (d) all Officers and Directors as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership			Percent of Class (3)

	(a) Holders Over 5%

Series A preferred	Robert A Rositano Jr.	9,246	(1)	Direct	47.09%
	3846 Moanna Way,
	Santa Cruz, CA 95062

Series A preferred	Dean Rositano 126 Sea Terrace Way, Aptos, CA 95003	1,882		Direct	9.59%

Series A preferred	Copper Creek Holdings, LLC (2)7960 B Soquel Dr., Suite #146 Aptos, CA 95003	14,730		Direct	75.02%
	-Robert Rositano	7,365			37.51%
	-Stacy Rositano	7,365			37.51%

	(b) Directors

Series A preferred	Robert A Rositano Jr.	9,246	(1)	Direct and Indirect	47.09%
	3846 Moanna Way,
	Santa Cruz, CA 95062

Series A preferred	Dean Rositano	1,882		Direct	9.59%
	126 Sea Terrace Way,
	Aptos, CA 95003

	(c) Executive Officers

Series A preferred	Robert Rositano, Jr. and Dean Rositano as named above

Series A preferred	(d) Officers and Directors as a Group for preferred stock	11,128	(1)	Direct and Indirect	56.68%

(1)	Includes the shares beneficially owned by Robert Rositano Jr through Copper Creek Holdings, LLC. Does not include the shares beneficially owned by Stacy Rositano through Copper Creek Holdings, LLC.

(2)	Copper Creek Holdings, LLC is owned and managed by Robert Rositano Jr and his wife Stacy Rositano, thus each may be deemed to beneficially own half of the interest of Copper Creek Holdings, LLC.

(3)	Based on 19,634 shares of Series A preferred stock issued and outstanding as of March 31, 2022.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership			Percent of Class (3)

	(a) Directors

Common stock	Copper Creek Holdings, LLC (2) 7960 B Soquel Dr., Suite #146 Aptos, CA 95003	15,596		Direct	*
	-Robert Rositano, Jr.	7,798		Indirect	*
	-Stacy Rositano	7,798		Indirect	*

Common stock	Robert A Rositano Jr.	17,026	(1)	Direct and Indirect	*
	3846 Moanna Way,
	Santa Cruz, CA 95062

Common stock	Dean Rositano	9,245		Direct	*
	126 Sea Terrace Way,
	Aptos, CA 95003

	(b) Executive Officers

Common stock	Robert Rositano, Jr. and Dean Rositano as named above

Common stock	(c) Officers and Directors as a Group for common stock	26,271	(1)	Direct and Indirect	0.124%

*	Less than 1%.

(1)	Includes 7,798 shares beneficially owned by Robert Rositano, Jr. through Copper Creek Holdings, LLC. Does not include the shares beneficially owned by Stacy Rositano through Copper Creek Holdings, LLC.

(2)	Copper Creek Holdings, LLC is owned and managed by Robert Rositano, Jr. and his wife Stacy Rositano, thus each may be deemed to beneficially own half of the interest of Copper Creek Holdings, LLC.

(3)	Based on 21,218,432 of common stock issued and outstanding as of September 30, 2020 (and does not include 106,558,432 issuable common shares as of September 30, 2020).

EXECUTIVE COMPENSATION

Summary Compensation

The following table summarizes information regarding the compensation awarded to, earned by or paid to, our Chief Executive Officer, and our other most highly compensated executive officers who earned in excess of $100,000 during the year ended December 31, 2021, 2010 and 2019, are set out in the following summary compensation table:

Name and		Salary Incurred (1)(2)	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All other Compensation	Total
Principal Position	Year	($)	($)	($) (1)	($)	($)	($)	($)	($)
Robert Rositano, Jr. CEO, CFO, Secretary, & Director	2021 2020 2019	150,000 150,000 150,000	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	150,000 150,000 150,000

Dean Rositano President and CTO	2021 2020 2019	150,000 150,000 150,000	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	150,000 150,000 150,000

Frank Garcia CFO*	2020 2019 2018	73,333 100,000 100,000	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	73,333 100,000 100,000

(*resigned August 31, 2020)

Notes:

(1)	At March 31, 2022 the above listed officers had accrued salaries totaling $1,527,222 (including $238,314 accrued for Frank Garcia through August 31, 2020).

(2)	The officers’ salary incurred (and total compensation) for the year ended December 31,2021 totaled $150,000 for Robert Rositano Jr., and $150,000 for Dean Rositano.

Compensation for Executive Officers and Directors

Compensation arrangements for our named executive officers and directors are described below.

Employment Agreement – Robert Rositano, Jr.

Effective January 19, 2014, the Company, entered into an employment agreement with Robert Rositano, Jr. to serve as Chief Executive Officer, acting Chief Financial Officer and Secretary of Friendable, Inc. for a term of two years with automatic renewals for similar two-year periods pursuant to the terms of the agreement. Robert Rositano Jr.’s duties shall include the duties and responsibilities for the Company’s corporate and administration offices and positions as set forth by the Company and such other duties and responsibilities as the board of directors may from time to time reasonably assign to Robert Rositano, Jr. The employment agreement provides, among other things, that Robert Rositano, Jr. will be eligible for participation in any employee benefit plan, retirement plan, and option plan maintained by Friendable, Inc.; receive a base salary of $150,000 per year; and receive reimbursement for ordinary and necessary business expenses incurred by Robert Rositano, Jr. in connection with the performance of his duties as Chief Executive Officer and Secretary. During the year, only a portion of the salary was paid and the balance was accrued. Upon a successful launch of Friendable, Inc.’s products and services and reaching the first 1,000,000 registered users, Robert Rositano, Jr. will receive a bonus of $50,000 and his base salary will be increased to $200,000 annually. When Friendable, Inc. reaches a cumulative 5,000,000 registered users or more, Robert Rositano, Jr. will receive a bonus of $75,000 and his base salary will be increased to $250,000 annually. After the above goals are achieved, his base salary will begin being increased semi- annually at a minimum rate of 10% or higher, as determined by the board of directors or a committee established by the board of directors for compensation purposes. If Friendable, Inc. is unable to pay executive salary or bonuses, the amounts owed will be accrued as a convertible note. The note can be converted into common stock, at Robert Rositano Jr.’s sole discretion. The Company may terminate Robert Rositano, Jr.’s employment prior to the end of his employment period by a majority vote of the board of directors, excluding Robert Rositano Jr.’s vote. If we terminate Robert Rositano Jr.’s employment prior to the end of his employment period without cause, which shall also include termination in the event of a change in control, Robert Rositano, Jr. shall be entitled to his base salary in effect on the date of his termination for a period of twenty-four (24) months following the date of such termination, in one lump sum payment within fourteen (14) days of termination or as otherwise agreed to in writing. Furthermore, any unvested options granted to Robert Rositano, Jr. will immediately vest. If we terminate his employment with cause, he will be entitled to his base salary and commission schedule in effect on the date of termination for a period of twelve (12) months. If Robert Rositano, Jr. however, terminates his employment prior to the end of the employment period without cause, Robert Rositano, Jr. shall not be entitled to any severance and the Company shall have no further liability to Robert Rositano, Jr. He is also permitted to pursue other business interests not in conflict with the Company, including serving as officers and directors of other public companies.

On April 3, 2019, the Company entered into a new employment agreement with Robert Rositano, Jr. Pursuant to that agreement, the Company shall pay Rositano an aggregate annual salary at the rate of $150,000 (One Hundred Fifty Thousand Dollars) (the “Base Salary”). Upon a successful launch of the company’s Fan Pass mobile app or website, and reaching its first 50,000 subscribers, Rositano will receive a bonus of $50,000 and the Base Salary will be increased to $200,000 annually. In addition, when the Company reaches a cumulative 100,000 subscribers or more, Rositano, Jr. will receive a bonus of $75,000 and the Base Salary shall be increased to $250,000 annually. After the above goals are achieved, the Base Salary shall increase annually at a minimum rate of ten percent (10%) as determined by the Board of Directors or a Committee established by the Board of Directors for compensation purposes (the “Compensation Committee”), based on Rositano Jr.’s performance. Rositano, Jr. shall be entitled to participate in the Company’s stock option plan if and when it is put in place. Details will be determined by the board of directors or compensation committee at such time.

Employment Agreement – Dean Rositano

Effective January 19, 2014, the Company, entered into an employment agreement with Dean Rositano to serve as President and Chief Technology Officer of Friendable, Inc. for a term of two years with automatic renewals for similar two-year periods pursuant to the terms of the agreement.  Dean Rositano’s duties shall include the duties and responsibilities for the Company’s corporate and administration offices and positions as set forth by the Company and such other duties and responsibilities as the board of directors may from time to time reasonably assign to Dean Rositano. The employment agreement provides, among other things, that Dean Rositano will be eligible for participation in any employee benefit plan, retirement plan, and option plan maintained by Friendable, Inc.; receive a base salary of $150,000 per year; and receive reimbursement for ordinary and necessary business expenses incurred by Dean Rositano in connection with the performance of his duties as President and Chief Technology Officer. During the year, only a portion of the salary was paid and the balance was accrued. Upon a successful launch of Friendable, Inc.’s products and services and reaching the first 1,000,000 registered users, Dean Rositano will receive a bonus of $50,000 and his base salary will be increased to $200,000 annually. When Friendable, Inc. reaches a cumulative 5,000,000 registered users or more, Dean Rositano will receive a bonus of $75,000 and his base salary will be increased to $250,000 annually. After the above goals are achieved, his base salary will begin being increased semi-annually at a minimum rate of 10% or higher, as determined by the board of directors or a committee established by the board of directors for compensation purposes. If Friendable, Inc. is unable to pay executive salary or bonuses, the amounts owed will be accrued as a convertible note. The note can be converted into common stock, at Dean Rositano’s sole discretion. The Company may terminate Dean Rositano’s employment prior to the end of his employment period by a majority vote of the board of directors, excluding Dean Rositano’s vote.  If we terminate Dean Rositano’s employment prior to the end of his employment period without cause, which shall also include termination in the event of a change in control, Dean Rositano shall be entitled to  his base salary in effect on the date of his termination for a period of twenty-four (24) months following the date of such termination, in one lump sum payment within fourteen (14) days of termination or as otherwise agreed to in writing. Furthermore, any unvested options granted to Dean Rositano will immediately vest. If we terminate his employment with cause, he will be entitled to his base salary and commission schedule in effect on the date of termination fora period of twelve (12) months. If Dean Rositano, however, terminates his employment prior to the end of the employment period without cause, Dean Rositano shall not be entitled to any severance and the Company shall have no further liability to Dean Rositano.  He is also permitted to pursue other business interests not in conflict with the Company, including serving as officers and directors of other public companies.

On April 3, 2019, the Company entered into a new employment agreement with Dean Rositano. Pursuant to that agreement, the Company shall pay Rositano an aggregate annual salary at the rate of $150,000 (One Hundred Fifty Thousand Dollars) (the "Base Salary"). Upon a successful launch of the company's Fan Pass mobile app or website, and reaching its first 50,000 subscribers, Rositano will receive a bonus of $50,000 and the Base Salary will be increased to $200,000 annually. In addition, when the Company reaches a cumulative 100,000 subscribers or more, Rositano will receive a bonus of $75,000 and the Base Salary shall be increased to $250,000 annually. After the above goals are achieved, the Base Salary shall increase annually at a minimum rate of ten percent (10%) as determined by the Board of Directors or a Committee established by the Board of Directors for compensation purposes (the "Compensation Committee"), based on Rositano's performance. Rositano shall be entitled to participate in the Company's stock option plan if and when it is put in place. Details will be determined by the board of directors or compensation committee at such time.

ACTION 1: REVERSE STOCK SPLIT AND AUTHORIZATION OF COMMON SHARES

Overview

On January 5, 2022 the Company acquired the intellectual property assets, customer lists, websites and supporting computer programs associated with the music services business of Artist Republik, Inc. in initial consideration for the issuance of 176,986,025 of the Company’s common shares. At the end of 12 months following the Closing, in the event the number of shares issued to Seller at the Closing has been diluted below 25% of the total outstanding common shares as of such date, the Company shall issue to the Seller that additional number of shares necessary so that the number of shares issued to Seller is not less than 25% of the then-total issued and outstanding shares of the Company. For a period of 12 months from the Closing Date, the holders of the shares issued pursuant to the Acquisition Agreement shall be limited to selling not more than 10% of the average daily trading volume, in the aggregate, on any given trading day. The Company’s preliminary estimate of the fair value of the purchase consideration was $1,047,150, consisting of $637,150 for the initial shares, based on the closing price of the Company’s common stock on the acquisition date, and $410,000 for the contingent consideration for the future maintenance of the 25% minimum equity threshold referred to above, calculated using a Monte Carlo Simulation Starting its business in 2020, Artist Republik is an innovative, decentralized music business that allows independent music artists from around the world to take more control of their own careers through networking, centralized resources, and AI-based management tools. The acquisition is aimed to solidify the Company’s now all-encompassing suite of products and music services, positioning the Company as an all-inclusive music offering to both music fans and music artists. With a suite of artist-centric services that extend livestreaming capabilities and virtual performance options, this powerful combination of support and services offered by Fan Pass and Artist Republik will now include music distribution for all artists, while fans can enjoy access to a variety of artist channels across different genres, exclusive live events, behind-the-scenes content, artist merchandising and more. The offering also provides artists more autonomy and freedom over their own music, ticketing streams, blog/social promotion, custom merchandise development, beats/samples sales and more, all without being signed to a record label or giving up their creative rights. In January, 2022 the Company also launched and released FeaturedX.com, a web property acquired as part of the Company’s acquisition of Artist Republik, FeaturedX has thousands of music artists currently available and is a place where artists can book a guest feature, co-write, MIDI composition or live instrumental tracking for other artists releasing their next single or looking to extend reach and exposure by tapping into these available resources for music production and collaboration.

Effective July 1, 2021 the Company increased its authorized common shares from 1 billion (1,000,000,000) to 2 billion (2,000,000,000) of $0.0001 par value each. On March 18, 2022 the Company further increased its authorized common shares from 2 billion (2,000,000,000) to 3 billion (3,000,000,000) of $0.0001 par value each. On April 7, 2022 the Company again increased its authorized common shares, this time from 3 billion (3,000,000,000) to 5 billion (5,000,000,000) of $0.0001 par value each. On July 19, 2022 the Company again increased its authorized common shares, this time from 5 billion (5,000,000,000) to 7.5 billion (7,500,000,000) of $0.0001 par value each.

Our Board of Directors has determined that it is advisable and in our and our stockholders’ best interests that the Board of Directors be granted the authority to implement a reverse stock split of the issued and outstanding shares of our Common Stock in a ratio of 500 (Five Hundred) for 1 (One).

Accordingly, the Board of Directors has unanimously approved a resolution proposing an amendment to our amended and restated certificate of incorporation to allow for the reverse stock split and recommended that it be approved by our shareholders. The Shareholders approved the reverse split amendment by the written consent of a majority of the shares entitled to vote thereon.

As a result of the stockholder approval for the Action, 20 days after the date of mailing of our Definitive Information Statement on Schedule 14C to our stockholders, the Company will effect the reverse stock split and amend the articles of incorporation to authorize 7,500,000,000 (Seven Billion-Five Hundred Million) common shares.

The text of the form of the proposed amendment to our certificate of incorporation is attached hereto as Annex A. By approving this Action, stockholders approved the aforesaid reverse stock split and authorized the Board of Directors to file the amendment.

Certain of our officers and directors have an interest in the reverse stock split as a result of their ownership of Common Stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

Principal Effects of the Reverse Stock Split

After the effective date of the proposed reverse stock split, each common stockholder will own a reduced number of shares of Common Stock. Except to the extent that whole shares will be exchanged in lieu of fractional shares as described below, the proposed reverse stock split will affect all common stockholders uniformly and will not affect any stockholder’s percentage ownership interest in us and proportionate voting rights and other rights and preferences of the holders of Common Stock will not be affected by the proposed reverse stock split.

The following table contains approximate information relating to the Common Stock under the proposed reverse stock split ratio, without giving effect to any adjustments for fractional shares of Common Stock, as of July 26, 2022:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Authorized but Unissued
Pre-Reverse Stock Split	7,500,000,000	3,490,137,621	4,273,759,879
Post-Reverse Stock Split 1:500	7,500,000,000	6,980,275	7,493,019,725

Effective January 11, 2021, the Company’s directors approved the adoption of Nonqualified Stock Option Award Plan for its employees, whereby stock options on the Company’s common shares may be issued from time to time recognizing, in part, the contributions made by such employees to the Company’s operations. Also on January 11, 2021, the Company granted options to its 5 employees to acquire a total of 5,000,000 of the Company’s common shares at an exercise price of $0.014 per share, vesting quarterly through January 11, 2023, to acquire of further 10,000,000 of the Company’s common stock also at an exercise price of $0.14 per share, vesting quarterly through January 11, 2024.

Effective March 3, 2022, the Company entered into two Partner Agreements to provide introductions to music artists, bands and performers to the music services offered by FanPassLive and by Artist Republik. In connection with these Agreements the Company granted a stock option to each Partner of 20,000,000 common shares exercisable at the price per share of $0.0015, vesting quarterly through March 3, 2024.

In addition, proportionate adjustments will be made to the per share exercise price of all outstanding warrants to purchase shares of our Common Stock.

If the proposed reverse stock split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of Common Stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock.

After the effective date of the reverse stock split, our Common Stock would have a new committee on uniform securities identification procedures (“CUSIP”) number, a number used to identify our Common Stock.

The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act, and we are subject to the periodic reporting and other requirements of the Securities Exchange Act. The proposed reverse stock split will not affect the registration of the Common Stock under the Securities Exchange Act. Our Common Stock would continue to be reported on OTCQB under the symbol “FDBL”.

Effective Date

The proposed reverse stock split would become effective on the date of filing of a certificate of amendment to our amended and restated certificate of incorporation with the office of the Secretary of State of the State of Nevada. On the effective date, shares of Common Stock issued and outstanding and the shares of Common Stock held in treasury, in each case, immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of Common Stock in accordance with the reverse stock split ratio determined by the Board of Directors within the limits set forth in this Action.

Treatment of Fractional Shares

No fractional shares would be issued if, as a result of the reverse stock split, a registered stockholder would otherwise become entitled to a fractional share. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the reverse stock split will automatically be entitled to receive an additional share of Common Stock. In other words, any fractional share will be rounded up to the nearest whole number.

Record and Beneficial Stockholders

If the Board of Directors elects to implement the reverse stock split, stockholders of record holding some or all of their shares of our Common Stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of our Common Stock they hold after the reverse stock split. Non-registered stockholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If the Board of Directors elects to implement the reverse stock split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal, as soon as practicable after the effective date of the reverse stock split. Our transfer agent will act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-reverse stock split shares will be asked to surrender to the exchange agent certificates representing pre-reverse stock split shares in exchange for post-reverse stock split shares, including whole shares to be issued in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse stock split rounded up to the nearest whole share. No new post-reverse stock split share certificates, including those representing whole shares to be issued in lieu of fractional shares, will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of Common Stock would remain unchanged at $0.0001 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. The shares of Common Stock held in treasury will also be reduced proportionately based on the exchange ratio of the reverse stock split. We will reclassify prior period per share amounts and the Consolidated Statements of Stockholders’ Equity for the effect of the reverse stock split for any prior periods in our financial statements and reports such that prior periods are comparable to current period presentation. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the Nevada Revised Statutes with respect to the proposed amendments to our amended and restated certificate of incorporation to allow for the reverse stock split and we will not independently provide the stockholders with any such right if the reverse stock split is implemented.

Certain Material U.S. Federal Income Tax Consequence of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the reverse stock split to our stockholders who are United States holders, as defined below. This summary is general in nature and does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any U.S. federal non-income, state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, real estate investment trusts, real estate mortgage investment conduits, foreign entities, nonresident alien individuals, broker-dealers, stockholders whose functional currency is not the U.S. dollar, partnerships (or other entities classified as partnership for U.S. federal income tax purposes, S corporations or other flow-through entities for U.S. federal income tax purposes, and tax-exempt entities. Other stockholders may also be subject to special tax rules, including but not limited to: stockholders that received Common Stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging constructive sale or conversion transaction for federal income tax purposes. This summary also assumes that you are a United States holder (defined below) who has held, and will hold, shares of Common Stock as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), i.e., generally, property held for investment. Finally, the following discussion does not address the tax consequences of transactions occurring prior to or after the reverse stock split (whether or not such transactions are in connection with the reverse stock split), including, without limitation, the exercise of options or rights to purchase Common Stock in anticipation of the reverse stock split.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. You should consult with your own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any state, including the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust that (i) is subject to the primary supervision of a U.S. court and of which one or more “U.S. persons” (as defined in the Code) has the authority to control all substantial decisions, or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The following discussion is based on the Code, applicable Treasury Regulations promulgated thereunder, judicial authority and administrative rulings and practice, all as of the date hereof, all of which are subject to change, potentially with retroactive effect which could adversely affect the accuracy of the statements and conclusions set forth herein. No ruling from the Internal Revenue Service or opinion of counsel has been obtained in connection with the reverse stock split, and there can be no assurance that the Internal Revenue Service would not take a position contrary to that discussed herein, nor that such contrary position would not be sustained.

Other than in respect of a fractional share that is rounded up to a full share, no gain or loss should be recognized by a United States holder upon such stockholder’s exchange of pre-reverse stock split shares of Common Stock for post-reverse stock split shares of Common Stock pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any whole share received in exchange for a fractional share) will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefore. The United States holder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split. Although the matter is not clear, it is possible that United States holders whose fractional shares resulting from the reverse stock split are rounded up to the nearest whole share will recognize gain, which may be characterized as either a capital gain or as a dividend, to the extent of the value of such rounded-up amount (i.e., less than one share).

No gain or loss will be recognized by us as a result of the reverse stock split.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecasted in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

By order of the Board of Directors

August 1, 2022	By:	/s/ Robert Rositano, Jr.
Robert Rositano, Jr.
Chief Executive Officer, Chief Financial Officer, Secretary, and Director (Principal Executive Officer)

ANNEX A

Amendment to Certificate of Incorporation

Reverse Stock Split and Share Authorization

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Friendable, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

the fourth article of the Certificate of Incorporation of Corporation be amended by consolidating the issued shares of the corporation on the basis that 500 (Five Hundred) of such shares shall become one (1) share; provided that no fractional shares of the corporation shall be issued in connection with the consolidation and the number of shares to be received by a stockholder shall be rounded up to the nearest whole number of shares in the event that such stockholder would otherwise be entitled to receive a fractional share upon such consolidation. Upon such consolidation, the fourth article of the Certificate of Incorporation of the Corporation, shall be amended by replacing Section A of the Article “Capital Stock” follows:

CAPITAL STOCK

Section A. The total number of shares of capital stock which the corporation shall have the authority to issue Seven Billion Five Hundred and Fifty Million (7,550,000,000) shares, consisting of Fifty Million (50,000,000) shares of Preferred Stock having a par value of $.0001 per share and Seven Billion-Five Hundred Million (7,500,000,000) shares of Common Stock have a par value of $.0001 per share.”

Section 2 of the Article “Capital Stock” shall remain unchanged.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:51%

4. Effective date and time of filing: (optional)	Date:	Time:
(must not be later than 90 days after the certificate is filed)

5.    Signature: (required)

X

Signature of Officer